As filed with the Securities and Exchange Commission on October 9, 1996
                                          Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933


MERRY LAND & INVESTMENT COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

                         Georgia                 58-0961876
             (State or Other Jurisdiction of(I.R.S. Employer Identification No.)
            Incorporation or Organization)

                                 624 Ellis Street
                                 Augusta, Georgia
                                  (706) 722-6756                          30901
                     (Address of Principal Executive Offices)         (Zip Code)

                          INCENTIVE STOCK OPTION PLAN
                      1994 STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plans)

W. Hale Barrett
Secretary
Hull, Towill, Norman & Barrett, P.C.
7th Floor, Trust Company Bank Building
P. O. Box 1564
Augusta, Georgia 30903-1564
(Name and Address of Agent for Service)

706/722-4481
(Telephone Number, Including Area Code,  of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================================================================
       Title of         Amount   Proposed      Proposed    Amount       securities   to      Maximum
      Maximum    of           to be registered       be         Offering       Aggregate       Registra
                       register  Price Per    Offering     tion
                          ed      Share (1)   Price (1)     Fee
------------------------------------------------------------------
Common Stock,
without per value       3,055     $21.3750      $65,301     $23
==================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $21.375 based on the average of the high ($21.50) and low ($21.25) sales prices for the Common Stock as traded on the New York Stock Exchange on October 7, 1996.
PROSPECTUS
                                  3055 Shares
Common Stock

   This Prospectus relates to 3055 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Merry Land & Investment Company, Inc. ("Merry Land" or the "Company"), which may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the New York Stock Exchange (the "NYSE"), in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "The Selling Shareholders" and "Plan of Distribution."
   None of the proceeds of sale of the Shares will be received by the Company. The Company will bear certain expenses (estimated at $2,500) in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), and the sale of the Shares by the Selling Shareholders.
   The Common Stock is listed on the NYSE under the symbol "MRY." On October 7, 1996, the last reported sale price of the Common Stock was $21.375 per share.



             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS
A CRIMINAL OFFENSE.



                 The date of this Prospectus is October 8, 1996.
                              AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located at: 75 Park Place, New York, New York 10017; and 500 West Madison Street, Chicago, Illinois 60661; and can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company has filed a registration statement with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares (the "Registration Statement"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to such Registration Statement and to the exhibits, which may be inspected and copied at or obtained from the Commission's public reference facilities, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. Each statement made in this Prospectus with respect to a document that is filed as an exhibit to the Registration Statement is qualified by reference to such exhibit for a complete statement of the terms and conditions thereof.

   There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

        1. the Company's annual report on Form 10-K for the year ended December 31, 1995;

        2. the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

        3. the Company's current reports on Form 8-K filed on February 14, 1996; June 12, 1996; July 15, 1996; and August 2, 1996.

        4. the description of the Company's Common Stock, $1.75 Series A Cumulative Convertible Preferred Stock and $2.15 Series C Cumulative Convertible Preferred Stock contained in the Company's registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

        5. the Company's definitive proxy statement dated March 13, 1996 relating to the annual meeting of shareholders held on April 15, 1996.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

   Any statement contained herein or in a document incorporated herein by reference or deemed to be incorporated herein by reference shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any accompanying Prospectus Supplement relating to a specific offering of Offered Securities or in any other amendment or supplement hereto or document subsequently incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Copies of all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), will be provided without charge to each person who receives a copy of this Prospectus on the written or oral request of such person directed to W. Hale Barrett, the Company's Secretary, 624 Ellis Street, Augusta, Georgia 30901, telephone number
(706) 722-6756.

   No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the facts set forth in this Prospectus or in affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                   THE COMPANY

   Merry Land is one of the nation's largest real estate investment trusts and is one of the country's largest owners and operators of upscale garden apartments. At September 30, 1996, the Company had total equity market capitalization of over $1 billion and owned a high quality portfolio of 87 apartment communities containing 24,255 units. The communities are geographically diversified throughout the Southern United States, located in twenty-eight metropolitan areas, each with a population in excess of 250,000, extending from the Washington, D.C. area to Texas and Florida. The Company also owns two communities in Ohio.

   Merry Land is a Georgia corporation. It is headquartered at 624 Ellis Street, Augusta, Georgia and its telephone number is (706) 722-6756.


                             THE SELLING SHAREHOLDERS

   Certain information regarding the Selling Shareholders appears in the table below. No Selling Shareholder owns one percent or more of the outstanding Common Stock.













-----------------------------------------------------------------

Selling              Relationship     Shares of       Number of                Number of
Shareholder    with Company     Common       Shares    Shares
                                  Stock           Being         Owned After
                                  Owned          Offered    Completion
                                  Prior to                   of the
                                  the                 Offering
                                  Offering
-----------------------------------------------------------------

Linda               Assistant  26,500        1000      25,500
Randolph         Vice                       <F1>
               President
-----------------------------------------------------------------
Frances L.          Payroll and   2055       2055     -0-
Blocker        Benefits                     <F3>
         Manager
               <F2>
-----------------------------------------------------------------

<F1> Acquired on June 12, 1995 upon exercise of options granted under the Company's Incentive Stock Option Plan.

<F2> Terminated employment on June 10, 1996.

<F3> Acquired on December 15, 1994 under the Company's 1994 Stock
  Option and Incentive Plan.


                               PLAN OF DISTRIBUTION

  The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions on the NYSE or in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

  The Selling Shareholders and any broker-dealers who act in connection with the sale of Share hereunder may be deemed to be "underwriters" as that term is defined in the Act, and any commissions received by them and any profit to any dealer on any resale of the Shares as principal might be deemed to be underwriting discounts commission with the sale of any Shares.

                                 USE OF PROCEEDS

  None of the proceeds of the sale of the Shares will be received by the Company.

                                     EXPERTS

  The audited financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the registration statement of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL OPINIONS

  Certain legal opinions relating to the Shares offered hereby will be passed upon for the Company by Hull, Towill, Norman & Barrett, P.C., Augusta, Georgia.
W. Hale Barrett, a member of the firm of Hull, Towill, Norman & Barrett, P.C., is a director and secretary of the Company. He and members of his firm own 27,338 shares of Common Stock.

================================================================================
No one has been authorized to give any
information or to make any representations
not contained in this Prospectus regarding
the Company or the offering made hereby and,
if given or made, such information or
representatoins must not be relied upon as               3055 Shares
having been authorized by the Company. This
Prospectus does not constitute an offer to
sell, or solicitation of an offer to buy,                Merry Land
any securities other than those to which it      & Investment Company, Inc.
relates, nor does it constitute an offer to
or solicitation of any person in any
jurisdiction in which such offer or                     Common Stock
solicitation would be unlawful. Neither the
delivery of this Prospectus at any time nor               ________
any sale made hereunder shall, under any
circumstances, create any implication that               Prospectus
there has been no change in the affairs of
the Company since the date hereof or that                 ________
the information contained herein is correct
at any time subsequent to the date hereof.              October 8, 1996
              _________
================================================================================

TABLE OF CONTENTS
                                                                            Page
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain
Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Expert . . . . . . . . . . . . . . . . . .                              PART II
                INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 3. Incorporation of Documents by Reference.
   The following documents are incorporated herein by reference:

             a. the registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995;

             b. the registrant's current reports on Form 8-K filed on February 14, 1996; June 12, 1996; July 15, 1996 and August 2, 1996;

             c. the registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

             d. the description of the registrant's Common Stock contained in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not applicable.

Item 5.
             Interests of Named Experts and Counsel.

   Not applicable.

Item 6.
             Indemnification of Directors and Officers.

   The Registrant's Amended and Restated Articles of Incorporation contain the following provisions:

             (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted by the Georgia Business Corporation Code or any successor law.

             (b) Any repeal or modification of Section 11 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   The Registrant's By-laws include the following indemnification provisions:

   (a) The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (by reason of the fact that he is or was a director of the corporation (as used in this Article VII, "director" shall have the meaning set forth in O.C.G.A. (S) 14-2-850(2)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  No indemnification under this subsection (a) shall be made:

       (i) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (ii) In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; no indemnification under this subsection (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, or is subjected to injunctive relief in favor of the corporation:

       (i) For any appropriation, in violation of his duties, of any business opportunity of the corporation;
       (ii) For acts or omissions which involve intentional misconduct or a knowing violation of law;

       (iii)     For the types of liability set forth in Code Section
                 14-2-832; or

       (iv) For any transaction from which he received an improper personal benefit, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper (see amendment to articles of incorporation dated May 3, 1988).

  (c) To the extent that a director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under paragraphs (a) and (b) of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel: (a) selected by the board of directors of its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or (b) if a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination;
(5) authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness or expenses shall be made in the same manner as the determination that indemnification is permissible; except that if the determination is made by special legal counsel, authorization or indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) above to select counsel.

  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding only if:

       (i) The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

       (ii) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

  (f) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of the shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send (by personal delivery or first class mail, or such other means as is authorized by O.C.G.A. Section 14-2-113) to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

  (g) For purposes of this Article, reference to "the corporation" shall be as defined in Section 14-2-850 O.C.G.A.

  (h) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when a director's term is terminated, continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrator of such a person.

Item 7.     Exemption from Registration Claimed.

  The registrant relied upon the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the 3055 shares of Common Stock constituting restricted securities to be reoffered or resold pursuant to this registration statement. The Selling Shareholders were not directors or executive officers of the registrant at the time such securities were acquired; each Selling Shareholder represented in a written representation to the registrant that the purchase of the securities was made for their own account for investment and not with a view towards resale or distribution; and the certificates for all such securities were issued with restrictive legends prohibiting transfer of such securities except in compliance with the Securities Act.

Item 8.     Exhibits.

    4.1  --   Amended and Restated Articles of Incorporation (filed as Exhibit
              4(a) to the Company's Shelf Registration Statement on Form S-3 filed December 15, 1995, file #33-65067, and incorporated by reference herein)

    4.2  --   Bylaws (filed as Exhibit 3(ii) to the Company's Annual Report on
              Form 10-K for the year ended December 31, 1993 and incorporated by reference herein)

    4.3  --   Specimen Common Stock Certificate (filed as Exhibit 4(f) to the registrant's shelf registration statement on Form S-3 filed
              February 9, 1995, registration number 33-57453, and incorporated by reference herein)

    23.1 --   Consent of Arthur Andersen LLP


    24   --   Power of Attorney (see signature page)

Item 9.     Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); and

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the above paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)  That, for purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                SIGNATURES
  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on October 7, 1996.


                                                    MERRY LAND & INVESTMENT
                                                    COMPANY, INC.



                                                              /s/
                                                    By:___________________
                                                         W. Tennant Houston
                                                          As Its President

                            POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of the Registrant hereby constitutes Peter S. Knox III and W. Tennent Houston, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

================================================================================
         Signature             Title and Capacity      Date
                                                      Signed
                                 Chairman of the
                                   Board and
            /s/                  Chief Executive
________________________(L.S.)       Officer      Oct. 7, 1996
      Peter S. Knox III


                                  President and
            /s/                  Chief Financial
 ________________________(L.S.)     Officer        Oct. 7, 1996
    W. Tennent Houston


            /s/                   Secretary and
 ________________________(L.S.)      Director      Oct. 7, 1996
       W. Hale Barrett


            /s/
 ________________________(L.S.)      Director      Oct. 7, 1996
      Pierce Merry, Jr.


            /s/
 ________________________(L.S.)      Director      Oct. 7, 1996
     Hugh Calvin Long II


            /s/
 ________________________(L.S.     Controller      Oct. 7, 1996
     Ronald J. Benton
================================================================================


                             EXHIBIT INDEX

(Exhibits described in Item 8 and not listed in this index are incorporated by reference.)

================================================================================
          Exhibit                 Document                      Sequentially
                                                                  Numbered
                                                                    Page
             4.1.1                Amended and Restated Articles of Incorporation
                                 (filed as Exhibit 4(a) to the Company's Shelf
                                 Registration Statement on Form S-3 filed December       N/A
                                 15, 1995, file #33-65067, and incorporated by
                                 reference herein)

            4.2                  Bylaws (filed as Exhibit 3(ii) to the Company's
                                 Annual Report on Form 10-K for the year ended
                                 December 31, 1993 and incorporated by reference         N/A
                                 herein)

            4.3                  Specimen Common Stock Certificate (filed as Exhibit
                                 4(f) to the registrant's shelf registration
                                 statement on Form S-3 filed February 9, 1995,           N/A
                                 registration number 33-57453, and incorporated by
                                 reference herein)

           23.1                  Consent of Arthur Andersen LLP

            24                   Power of Attorney (see signature page)
================================================================================

<END>